UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2009
Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 13, 2009, the Board of Directors of Lakes Entertainment, Inc. approved an amendment (the “Amendment”) to the First Amended Bylaws of Lakes Entertainment, Inc. (“Bylaws”). The amendment added advance notice provisions to Sections 3.11 and Section 3.12 of the Bylaws of Lakes Entertainment, Inc. relating to shareholder proposals and director nominations.
     Pursuant to the Amendment, shareholders wishing to present a proposal or nomination at a meeting of the shareholders of the Company (whether or not such proposal or nomination is, or is required to be, included in the Company’s proxy statement pursuant to the federal proxy rules) must provide the Company timely notice and follow other procedures detailed in the Bylaws.
     Section 3.11 states that at any regular meeting of shareholders, only such business (other than the nomination and election of directors, which shall be subject to Section 3.12) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder entitled to vote at the meeting who complies with the notice procedures set forth in Section 3.11. The procedures detailed include the timing of the required notice, the required content in the notice, and the consequences for failure to satisfy the provisions.
     Section 3.12 states that only persons who are nominated in accordance with the procedures set forth therein shall be eligible for election as directors. Nominations of persons for election of the Board of Directors may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or a committee designated by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directs at the meeting who complies with the notice procedures set forth in Section 3.12. The procedures detailed include the timing of the required notice, the required content in the notice, and the consequences for failure to satisfy the provisions.
     Under the Amendment, shareholders wishing to present a proposal or nomination at the Company’s 2009 annual meeting, the specific time, date, and place of which has yet to be finally determined, must submit the proposal or nomination within 10 days after the first public announcement (as defined in the Bylaws) of the date of such annual meeting.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Bylaws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	First Amended Bylaws of Lakes Entertainment, Inc. dated April 13, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: April 17, 2009	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amended Bylaws of Lakes Entertainment, Inc. dated April 13, 2009